Exhibit  9

                       ADMINISTRATIVE SERVICES AGREEMENT
                          As amended January 23, 1997

            Agreement made this 8th day of November, 1993, between Northstar Trust (the "Trust") on behalf of Northstar Income and Growth Fund, Northstar High Total Return Fund, Northstar Growth + Value Fund, Northstar High Total Return Fund II, and Northstar International Value Fund (each a "Fund," collectively the "Funds"), and Northstar Administrators Corporation (the "Administrator").

            WHEREAS, the Trust is a Massachusetts business trust authorized to issue shares in series and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and the Funds are series of the Trust; and

            WHEREAS, Northstar Investment Management Corporation (the "Adviser") serves as investment adviser to the Funds, and the Trust wishes to retain the Administrator to render administrative and other services to the Funds, and the Administrator is willing to render such services to the Funds;

I. in consideration of the premises, promises and mutual covenants herein contained, it is agreed between the parties as follows:

            1. Appointment

            The Trust hereby appoints the Administrator to serve as administrator to the Funds for the periods and on the terms set forth herein. The Administrator accepts this appointment and agrees to furnish the services set forth herein for the compensation provided herein.

            2. Services as Administrator

                        A. General Services

            Subject to the supervision and direction of the Board of Trustees of the Trust, the Administrator will (a) assist in supervising all aspects of the Funds' operations except those performed by the Funds' Adviser under its investment advisory agreement; (b) furnish such statistical or other factual information, advice regarding economic factors and trends and advice and guidelines as to transactions in specific securities (but without generally furnishing advice or making recommendations regarding the purchase or sale of securities); (c) maintain or supervise, as the case may be, the maintenance by the Adviser or third parties approved by the Trust of such books and records of the Funds as may be required by applicable federal or state law; (d) perform all corporate secretarial functions on behalf of the Funds; (e) provide the Funds with office facilities, assemble and provide statistical and research data, provide data processing, clerical, internal legal, internal executive, administrative and bookkeeping services, and provide stationary and office supplies; (f) supervise the performance by third parties of Fund accounting and portfolio pricing services, internal audits and audits by independent accountants for the Funds; (g) prepare and arrange for the printing, filing and distribution of prospectuses, proxy materials, and periodic reports to the shareholders of the Funds as required by applicable law; (h)

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prepare or supervise the preparation of third parties approved by the Trust of all federal, state, and local tax returns and reports of the funds required by applicable law; (i) prepare, update, and arrange for the filing of the Funds' registration statement and amendments thereto and other documents as the Securities and Exchange Commission (the "Commission") and other federal regulatory authorities may require by applicable law, and oversee compliance under all state regulatory requirements to which the Funds are subject; (j) render to the Board of Trustees of the Trust such periodic and special reports respecting the Funds as the Board may reasonably request; (k) arrange, assemble information and reports for, and attend meetings of the Trustees and the shareholders of the Funds; (l) maintain a fidelity bond as required under the 1940 Act for the Trust and liability insurance for the Trustees and officers of the Trust; and (m) make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Funds.

                        B. Shareholder Servicing

            Subject to the supervision and direction of the Board of Trustees, the Administrator will (a) provide customer service to all shareholder accounts, including responding to all telephone inquiries and written correspondence; and
(b) maintain records of all broker-dealers holding shareholder accounts in the Funds; and (c) assist broker-dealers in servicing shareholder accounts, including processing broker wire orders for purchases of shares of the Funds.

                        C. Performance of Duties

            The Administrator, at its discretion, may enter into contracts with third parties for the performance of the services to be provided by the Administrator under this Agreement.

            The Administrator, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement, as amended, of the Funds and with the instructions and directions of the Board of Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations. In performing its shareholder servicing duties listed in subparagraph B herein, the Administrator shall not engage in any activities that would require it to register as a transfer agent under the Securities Exchange Act of 1934.

            3. Documents

            The Trust has delivered to the Administrator copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

               (a) Declaration of Trust, as amended, as filed with the Secretary of the Commonwealth of Massachusetts;

               (b) By-laws of the Trust;

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               (c) Certified resolutions of the Trustees authorizing the
appointment of the Administrator and approving this Agreement on behalf of the Trust and each Fund;

               (d) Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended from time to time (the "Registration Statement"), as filed with the Commission, relating to the Trust and shares of beneficial interest of each Fund and all amendments thereto;

               (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto;

               (f) Prospectus and Statement of Additional Information included in the Registration Statement, as amended from time to time. All references to this Agreement, the Prospectus and Statement of Additional Information shall be to such documents as most recently amended or supplemented and in effect.

            4. Directors, Officers and Employees

            The Administrator shall authorize and permit any of its directors, officers and employees who may be elected as trustees or officers of the Trust and/or the Funds to serve in the capacities in which they are elected. All services to be furnished by the Administrator under this Agreement may be furnished through such directors, officers or employees of the Administrator.

            5. Records

            The Administrator agrees that all records which it maintains for the Trust and/or the Funds are property of the Trust and/or the Funds. The Administrator will surrender promptly to the Trust and/or the Funds of any such records upon either the Trust's or the Fund's request. The Administrator further agrees to preserve such records for the periods prescribed in Rule 31a-2 of the Commission under the 1940 Act.

            6. Compensation

            In consideration of the services rendered pursuant to Section 2.A. of this Agreement, the Funds will pay the Administrator a fee, computed and accrued daily and payable monthly, at an annual rate of 0.10% of each Fund's average daily net assets. For the purpose of determining fees payable to the Administrator, the value of a Fund's average daily net assets shall be computed at the times and in the manner specified in the Prospectus and Statement of Additional Information of the Fund as from time to time in effect.

            In consideration of the services rendered pursuant to Section 2.B. of this Agreement, the Administrator shall receive a fee of $5.00 per year per account of each beneficial holder of shares in a Fund, which shall be payable no later than January 31 of the following year.

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            7. Expenses

            The Administrator will bear all expenses in connection with the performance of its services under this Agreement, except that the Administrator will be reimbursed by the Funds for the out-of-pocket costs incurred in connection with this Agreement or by third parties who are performing services as permitted by paragraph 2. The Funds will bear certain other expenses to be incurred in their operation, including: taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser or Administrator; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; certain insurance premiums; outside auditing and legal expenses; cost of maintenance of the Funds' existence; cost attributable to investor services, including without limitation, telephone and personnel expenses; charges of accounting, internal auditing, and pricing of portfolio securities for the Funds, including the charges of an independent pricing service; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Funds and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.

            8. Reimbursement to the Funds

            If in any fiscal year, the aggregate expense of the Funds (including fees pursuant to this Agreement and the Funds' investment advisory agreement, but excluding interest, taxes, brokerage and extraordinary expenses) exceed the expense limitations of any state having jurisdiction over the Funds, the Administrator will reduce its fees or reimburse the Funds for such excess expense in the same proportion as its administration fee bears to the Funds' combined fee for investment advice and administration. The expense reimbursement obligation of the Administrator will be limited to the amount of its fees received pursuant to this Agreement. Such fee reduction or reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

            9. Standard of Care

            The Administrator shall exercise its best judgement in rendering the services under this Agreement. The Administrator shall not be liable for any error or judgement or mistake of law or for any loss suffered by the Funds or the Funds' shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Administrator against liability to the Funds or to their shareholders to which the Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of its Administrator's reckless disregard of its obligations and duties under this Agreement. As used in this Section 9, the term "Administrator" shall include any officers, directors, employees, or other affiliates of the Administrator performing services with respect to the Funds.

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            10. Duration and Termination

            This Agreement shall continue in effect unless sooner terminated as provided herein, for two years from the date hereof and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by a majority of the Board of Trustees of the Trust, including a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting such approval. This Agreement is terminable, without penalty, on 60 days' written notice by the Board of Trustees of the Trust or by vote of holders of a majority of the Funds' shares, or upon 90 days' written notice by the Administrator.

            11. Service to Other Companies or Accounts

            The administrative services of the Administrator to the Funds under this Agreement are not to be deemed exclusive, and the Administrator, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Funds) and to engage in other activities, so long as its services hereunder are not impaired thereby.

            12. Assignment

            This Agreement may be assigned by either party only upon the prior written consent of the other party.

            13. Miscellaneous

                        (a) This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

                        (b) Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

                        (c) This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

                        (d) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Connecticut.

                        (e) If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is determined to be invalid or

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unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

                        (f) Notices of any kind to be given to the Administrator by the Trust shall be in writing and shall duly given if mailed or delivered to the Administrator at Two Pickwick Plaza, Greenwich, Connecticut 06830, or at such other address or to such individual as shall be specified by the Administrator to the Trust.

                        (g) The Administrator, the Trust and the Funds each agree that the name "Northstar" is proprietary to, and a property right of, the Administrator. The Trust and the Funds agree and consent that (i) each will only use the name "Northstar" as part of its name and for no other purpose, (ii) each will not purport to grant any third party the right to use the name "Northstar" and (iii) upon the termination of this Agreement, the Trust and the Funds shall, upon the request of the Administrator, cease to use the name "Northstar," and shall use its best efforts to cause its officers, trustees and shareholders to take any and all actions which the Administrator may request to effect the foregoing.

                        (h) The Declaration of Trust, establishing the Trust, dated August 18, 1993, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "NWNL Northstar Series Trust" refers to the Trustees under the Declaration collectively as trustees, but not individually or personally; and no Trustee, shareholder, officer, employee or agent of the Trust and/or the Funds may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the Trust property only shall be liable.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year above written.

Attest:                                         NORTHSTAR TRUST


By:_________________________________            By:____________________________



Attest:                                         NORTHSTAR ADMINISTRATORS
                                                CORPORATION


By:_________________________________            By:____________________________


Dated:  November 3, 1993
As Amended:  January 23, 1997